As filed with the Securities and Exchange Commission on June 10, 2021.

Registration No. 333-254243

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FirstMark Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-2077970 (I.R.S. Employer Identification Number)
100 5th Ave, 3rd Floor New York, New York 10011 Telephone: (212) 792-2200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eric D. Cheung, Esq.

Secretary

c/o FirstMark Acquisition Corp. II

100 5th Ave, 3rd Floor

New York, New York 10011

Telephone: (212) 792-2200

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500		Frank Lopez Jonathan Ko Paul Hastings LLP 515 South Flower Street, Twenty-Fifth Floor Los Angeles, California 90071 (213) 638-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fifth of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093
Class A common stock included as part of the units(3) (4)	23,000,000 Shares	—	—	—	(5)
Redeemable warrants included as part of the units(3) (4)	4,600,000 Warrants	—	—	—	(5)
Class A common stock underlying redeemable warrants	4,600,000 Shares	$11.50	$52,900,000	$5,772
Total			$282,900,000	$30,865	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 600,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.

(6)	Filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

FirstMark Acquisition Corp. II is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-254243) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1**	Certificate of Incorporation
3.2*	Form of Amended and Restated Certificate of Incorporation
3.3*	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Common Stock Certificate
4.3***	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4***	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1**	Promissory Note, dated February 19, 2021, issued to FirstMark Sponsor II LLC
10.2*	Form of Letter Agreement among the Registrant and its directors and officers and FirstMark Sponsor II LLC
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Securities Subscription Agreement, dated February 19, 2021, between the Registrant and FirstMark Sponsor II LLC
10.6***	Form of Sponsor Warrants Purchase Agreement between the Registrant and FirstMark Sponsor II LLC
10.7*	Form of Indemnity Agreement
10.8*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
14*	Form of Code of Ethics and Business Conduct
23.1**	Consent of Marcum LLP
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24**	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed on March 12, 2021)
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Form of Nominating and Corporate Governance Committee Charter
99.4***	Consent of
99.5***	Consent of
99.6***	Consent of

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 2021.

FIRSTMARK ACQUISITION CORP. II

By:	/s/ Richard Heitzmann
Name:	Richard Heitzmann
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Richard Heitzmann	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2021
Richard Heitzmann
/s/ Amish Jani	President and Chairman of the Board of Directors	June 10, 2021
Amish Jani
/s/ Daniel Gaisin	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2021
Daniel Gaisin